Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED, AND HAD BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE.

Settlement Term Sheet

It is hereby agreed, as follows:

1.
The “Defendants” are hereby defined as [***] and [***] and its successors and assigns.
2.
The “Plaintiff” is hereby defined as Emerald Holding Inc. and its successors and assigns.
3.
Defendants and Plaintiff are referred to collectively as the “Parties.”
4.
The “Lawsuit” is hereby defined as the case styled, Emerald Holding, Inc. v. [***] [***] and [***] Case No. [***]
5.
Within thirty (30) calendar days of the full execution of a settlement agreement (the “Settlement Agreement”) substantially incorporating the terms of this binding Settlement Term Sheet (the “Term Sheet”) but not later than forty-five (45) days from execution of this Term Sheet, the Defendants shall pay the sum of USD $149,250,000 (one hundred forty-nine million two hundred fifty thousand) (which is separate from and in addition to all prior payments) to the Plaintiff (the “Settlement Payment”).
6.
Within five (5) business days of Plaintiff’s receipt of the Settlement Payment, Plaintiff shall file with the Court a dismissal with prejudice of the Lawsuit, the form of which shall be attached as an exhibit to the Settlement Agreement, with each party to bear its own fees and costs.
7.
The Parties agree to a mutual release, releasing each other from all claims, knows or unknown, of any kind or nature whatsoever arising out of, relating to, or in connection with the two policies at issue in the Lawsuit, including for any claims relating to any 2020 and 2021 events and any payments under the policies or under this settlement (the “Release”). The Release shall be deemed to include releases of the Parties and their respective agents, representatives, partners, brokers, attorneys, shareholders, unitholders, officers, directors, employees, members, managers, insurers, reinsurers, lenders, principals, parents, subsidiaries, affiliates, and all successors and assigns.
8.
The Parties agree to keep the terms of this Term Sheet and the Settlement Agreement confidential (with exceptions for disclosures to: (1) such third parties, including but not limited to employees, advisors, accountants, lenders, current and prospective investors, insurers, reinsurers; (2) regulatory filings as are deemed necessary by any Party in his, her, or its sole discretion for business operations (including the anticipated upcoming quarterly filings and associated releases); or (3) where compelled by law with prior notice and opportunity to object provided to the other Parties). Any statements in a public filing shall be an objective statement of fact that does not name the Defendants or disparage the Defendants in any way.
9.
This Term Sheet shall be superseded by the formal written Settlement Agreement, which shall substantially incorporate the terms hereof.
10.
The Term Sheet and Settlement Agreement shall be governed by California law, without regard to conflict of law principles.
11.
This Term Sheet is intended by the Parties to be a binding agreement, including under California Code of Civil Procedure 664.6, that sets forth material terms and obligations of the Parties in connection with the settlement, and the Parties shall use their best efforts to consummate the settlement contemplated herein.

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/s/ David Doft	8/3/2022
Plaintiff Emerald Holding, Inc.	Date
David Doft

/s/ [***]	8/3/2022
Defendant	Date

/s/ [***]	8/3/2022
Defendant	Date